                              GENEVA STEEL COMPANY

                                  $190,000,000
                          ____% Senior Notes Due 2004


                             UNDERWRITING AGREEMENT


                                                           January __, 1994


Citicorp Securities, Inc.
Citibank Canada Securities Limited
Citibank International plc
Salomon Brothers Inc
c/o Citicorp Securities, Inc.
    399 Park Avenue
    New York, NY  10043

Ladies and Gentlemen:

          Geneva Steel Company, a Utah corporation (the "Company"), proposes to issue and sell to you (the "Underwriters") $190,000,000 aggregate principal amount of its ____% Senior Notes Due 2004 (the "Securities"). The Securities are to be issued pursuant to an indenture to be dated as of _________, 1994 (the "Indenture") between the Company and Bankers Trust Company, as trustee (the "Trustee").

          1.   Representations and Warranties of the Company.
The Company represents and warrants to, and agrees with, each of the several Underwriters that:

          (a)  A registration statement on Form S-3 (File No.
     33-51619) with respect to the Securities, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the
     "Commission") under the Securities Act of 1933, as amended
     (the "Act"), and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act, as permitted by Rule 424(b) under the Act and as have been provided to and approved by the Underwriters prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Underwriters prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including
      (A) all financial statements and schedules and exhibits thereto, and
      (B) any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement.

            (b)  The Commission has not issued any order preventing or
      suspending the use of any Preliminary Prospectus.   When the
      Registration Statement or any amendment thereto was or is declared effective, it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder and
      (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. On the date when the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, on the date when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective), on the date when the Prospectus is otherwise amended or supplemented, on the First Closing Date (as hereinafter defined) and on the Second Closing Date (as hereinafter defined), the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Trust Indenture Act and the respective rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) do not apply to
      (i) statements or omissions made in the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein or (ii) the Statement of Eligibility and Qualification on Form T-1 of the Trustee (the "Form T-1") filed as an exhibit to the Registration Statement.

          (c) (i) The Company has delivered to you a true and correct copy of the Revolving Credit Agreement dated as of April 29, 1992, and as amended and supplemented, between the Company, the lenders listed therein, Citibank, N.A., as issuer, and Citicorp USA, Inc., as agent, together with all schedules and exhibits thereto (collectively, the "Credit Agreement") and there have been no material amendments, alterations, modifications or waivers of any of the provisions of the Credit Agreement that have not previously been delivered to you; (ii) each of the representations and warranties given by the Company in the Credit Agreement are true and correct in all material respects as of the date hereof and will be true and correct in all material respects on and as of the First Closing Date, except insofar as such representations and warranties speak only as of a prior date; and
      (iii) there exists as of the date hereof and on and as of the First Closing Date (after giving effect to the transactions contemplated by this Agreement) no condition which would constitute a Default or an Event of Default (each as defined in the Credit Agreement) under the Credit Agreement, except that the issuance of the Securities may constitute a default under the Private Debt (as defined in the Prospectus), which Private Debt is concurrently with the Closing being called for prepayment and proceeds from the issuance of the Securities estimated by the Company to be sufficient to make such prepayment are being placed in escrow for such purpose, and except that any acceleration of such Private Debt as a result of any such default could, until such Private Debt is paid by the Company, constitute a default or Event of Default under the Revolving Credit Facility and other debt agreements of the Company.

            (d) No party has the right to include securities held or beneficially owned by such party in the Registration Statement. There is no party possessing the right to demand that the Company register securities owned by such parties, except (i) as disclosed in the Registration Statement and Prospectus, (ii) the registration rights held by Joseph Cannon and Robert Grow with respect to capital stock of the Company and (iii) the registration rights held by the holders of certain warrants issued by the Company.

            (e) The Company has only one subsidiary, Crystal Springs Coal, Inc., a Utah corporation (the "Subsidiary").

            2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties of the Company herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the
Company, at a purchase price of   % of the principal amount thereof, the
principal amount of the Securities set forth opposite such Underwriters name on Schedule I hereto.

            3. Delivery and Payment. Delivery of and payment for $___________ aggregate principal amount of the Securities shall be made at 10:00 A.M., New York City time, on _____________ ___, 1994, or such later date and time, if any, as the Underwriters and the Company shall mutually agree (such date and time of delivery and payment for the Securities being herein called the "First Closing Date"). Delivery of and payment for the balance of the Securities shall be made at 10:00 A.M., New York City time, on the business day immediately after the First Closing Date (the "Second Closing Date"). Delivery of each set of Securities shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds. Delivery of the Securities in definitive form shall be made at such location as the Underwriters shall reasonably designate at least two business days in advance of the First Closing Date and payment for the Securities shall be made at the office of Cahill Gordon & Reindel, 80 Pine Street, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Underwriters may request not less than two full business days in advance of the First Closing Date.

            The Company agrees to have the Securities available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 P.M. on the business day prior to the First Closing Date.

            4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

            5. Covenants of the Company. The Company covenants and agrees with each of the Underwriters that:

            (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto to become effective as promptly as possible. If required, the Company will file the Prospectus (properly completed in accordance with Rule 430A, if applicable) and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act and will provide evidence to the Underwriters of such timely filing. During any time when a prospectus relating to the Securities is required to be delivered under the Act, the Company
      (i) will comply with all requirements imposed upon the Company by the Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the prospectus or the amendment referred to in the second sentence of
      Section 1(a) hereof, any amendment or supplement to such prospectus or any amendment to the Registration Statement of which the Underwriters shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Underwriters shall not have given their consent (which shall not be unreasonably withheld). The
      Company
      will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Underwriters or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Securities by the Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Underwriters, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Underwriters of each such filing or effectiveness.

            (b) The Company will advise the Underwriters promptly after receiving notice, or obtaining knowledge thereof (and if requested by the Underwriters will confirm such advice in writing), of (i) when the Registration Statement, if not effective at the time of the execution of this Agreement, and any amendment (including any post-effective amendments) thereto, shall have become effective,
      (ii) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the institution, threat or contemplation of any proceedings for any such purpose, (iv) the suspension of the qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction or the institution, threat or contemplation of any proceedings for any such purpose, or (v) any request made by the Commission for amending the Registration Statement, for amending or supplementing any Preliminary Prospectus or the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

            (c) The Company will use its reasonable best efforts to arrange for the registration or qualification of the

      Securities for offering and sale and the determination of their eligibility for investment under the securities or blue sky laws of such jurisdictions as the Underwriters may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities, provided, however, that in connection therewith the Company shall not be required to qualify to do business as a foreign corporation or as a broker-dealer, to take any action to qualify the Securities for sale in any jurisdiction outside the United States or to execute a general consent to service of process in any jurisdiction.

            (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Trust Indenture Act or the respective rules or regulations of the Commission thereunder or any other law, the Company, subject to Section 5(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

            (e) The Company will provide to each of the Underwriters and to counsel for the Underwriters, without charge, a signed copy of the registration statement originally filed with respect to the Securities and each amendment thereto, including any post-effective amendment thereto (in each case including financial statements and schedules and exhibits thereto) and documents incorporated by reference therein (including exhibits incorporated therein by reference to the extent not previously furnished to you).

            (f) So long as a prospectus relating to the Securities is required to be delivered under the Act, the Company will provide to each Underwriter as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as such Underwriter may reasonably request. The Company consents to the use of the Preliminary Prospectus and the Prospectus and any amendment or supplement thereto by you and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for such period of time thereafter as delivery of a prospectus relating to the Securities is required under the Act.

            (g) The Company, as soon as practicable, will make generally available to its security holders and to the Underwriters a consolidated earnings statement or statements of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder.

            (h) The Company will furnish to each Underwriter copies of any reports or other communications that the Company shall send to the Trustee or the holders of the Securities pursuant to the Indenture.

            (i) Prior to the First Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by the Company, a copy of any unaudited interim consolidated financial statements (or audited consolidated financial statements) of the Company for any period subsequent to the period covered by the most recent financial statements of the Company appearing in the Registration Statement and the Prospectus.

            (j) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Prospectus.

            6.    Expenses.

            (a) The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 10 hereof, including, but not limited to, all costs and expenses incident to (i) the printing or other production of documents (including word processing and duplication) with respect to such transactions, including any costs of printing or producing the registration statement originally filed with respect to the Securities and any amendment thereto, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, the Indenture, the Form T-1, this

Agreement, any dealer agreement and such other agreements related to the distribution of the Securities and any Blue Sky or legal investment memoranda (which shall include the reasonable disbursements of counsel for the Underwriters relating thereto), (ii) all arrangements relating to the delivery to the Underwriters and to dealers to whom the Securities may be sold of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Securities, (v) the qualification of the Securities and determination of their eligibility for investment under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters (including any local counsel retained to render any opinion required by any state securities or blue sky authorities), relating thereto, such fees and expenses not to exceed $20,000,
(vi) the fees and disbursements of the Trustee, (vii) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Securities, (viii) any fees charged by investment rating agencies for the rating of the Securities and (ix) one-half of the expenses of using a Citicorp airplane incident to meetings with prospective investors in the Securities.

            (b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any Underwriter, the Company will reimburse the Underwriters upon demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. The Company shall not in any event be liable to any Underwriter for the loss of anticipated profits from the transactions covered by this Agreement.

            7. Conditions of the Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Securities shall be subject, in the Underwriters' sole discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof, as of the First Closing Date and as of the Second Closing Date as if made on and as of the First Closing Date, to the accuracy of the statements of the Company's officers made in certificates delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

            (a) If the Registration Statement or any amendment thereto filed prior to the First Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than 11 A.M., New York City time, on the date on which the amendment to the registration statement originally filed with respect to the Securities or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Securities has been filed with the Commission, or such later time and date as shall have been consented to by the Underwriters; if required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

            (b) The Underwriters shall have received an opinion or opinions, dated the First Closing Date and the Second Closing Date, respectively, of Kimball, Parr, Waddoups, Brown & Gee, counsel for the Company, to the effect that:

                  (i) the Company and its Subsidiary each has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Utah;

                 (ii) the Company has all requisite corporate power to own or lease its respective properties and conduct its businesses as described in the Registration Statement and the Prospectus, and the Company has all requisite corporate power to enter into this Agreement and the Indenture and to carry out all the terms and provisions hereof and thereof to be carried out by it and to execute, issue and deliver the Securities and to incur and perform the obligations to be incurred or performed by it provided for therein;

                (iii) the authorized capitalization of the Company is as set forth in the Registration Statement and the Prospectus;

                 (iv) the execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company, and the Indenture has been duly executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, is a legal, valid, binding and enforceable instrument of the Company, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity);

                  (v) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company;

                 (vi) the execution and delivery of the Securities have been duly authorized by all necessary corporate action of the Company and the Securities have been duly executed and delivered by the Company and, assuming due authentication by the Trustee, are the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity);

                (vii) the charter documents of the Company do not entitle any holder of securities of the Company the right to have such securities registered under the Registration Statement and to the best knowledge of such counsel, no holders of securities of the Company are entitled to have such securities registered under the Registration Statement;

               (viii) the statements set forth under the heading "Description of the Senior Notes" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Indenture and the Securities, provide a fair summary of such provisions and the information with respect thereto required under the Act; and the statements set forth under the headings "Risk Factors -- Environmental Regulation" and "Business -- Environmental Matters" in the Prospectus, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein provide a fair summary of such legal matters, documents and proceedings and the information with respect thereto required under the Act;

                 (ix) to the best knowledge of such counsel, no legal or governmental proceedings are pending to which the Company is a party or to which the property of the Company is subject, that are required to be described in the Registration Statement or the Prospectus and are not described therein as required, and no such proceedings have been threatened against the Company or with respect to any of its properties; and no contract, agreement or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

                  (x) the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement, the Indenture and the Securities and the consummation of the other transactions herein and therein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or such as may be required under state securities or blue sky laws, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event that with the passage of time, notice or both would constitute a default), or result in the creation or imposition of any lien, charge or encumbrance on the property or assets of the Company, under the charter documents or by-laws of the

            Company, the Revolving Credit Facility (as defined in the Prospectus) or the agreements pursuant to which the Company's existing senior and subordinated notes were issued or any indenture, mortgage, deed of trust or lease or other agreement or instrument (including, without limitation, any collective bargaining agreement or labor agreement or any agreement ancillary thereto) known to such counsel, to which the Company is a party or by which the Company or any of its properties are bound, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company, except that the issuance of the Securities may constitute a default under the Private Debt (as defined in the Prospectus), which Private Debt is concurrently with the Closing being called for prepayment and proceeds from the issuance of the Securities estimated by the Company to be sufficient to make such prepayment are being placed in escrow for such purpose, and except that any acceleration of such Private Debt as a result of any such default could, until such Private Debt is paid by the Company, constitute a default or Event of Default under the Revolving Credit Facility and other debt agreements of the Company;

                 (xi) the Company is not an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

                (xii) neither the consummation of the transactions contemplated hereby nor the sale, issuance, execution or delivery of the Securities will violate Regulation G (12 C.F.R.
            Part 207), T (12 C.F.R. Part  220), U (12 C.F.R. Part 221) or X
            (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System;

               (xiii) the Registration Statement is effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in a manner and within the time period required by Rule 424(b); and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or contemplated by the Commission; and

                (xiv) the Registration Statement and the Prospectus (in each case not including the Form T-1 and the financial statements and schedules and other financial and statistical information contained therein, as to which such counsel need express no opinion) and the Indenture comply as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the respective rules and regulations of the Commission thereunder.

            In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as otherwise indicated above) on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that either the Registration Statement, at the time the Registration Statement became effective or as of the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or that the Prospectus as of its date or as of the First Closing Date or the Second Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the Form T-1 and the financial statements and schedules and other financial and statistical information included in the Registration Statement or Prospectus).

            In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdiction other than the State of Utah, and the federal laws of the United States, to the extent such counsel deems proper and specifies in such opinion and to the extent such opinion is satisfactory in form and scope to counsel for the Underwriters, upon the opinion of other counsel qualified in such jurisdictions whom they believe are reliable and who are satisfactory to counsel for the Underwriters. Copies of such opinion shall be delivered to the Underwriters and counsel for the Underwriters.

            References to the Registration Statement and the Prospectus in this paragraph (b) shall include any amendment or supplement thereto at the date of such opinion.

            (c) The Underwriters shall have received an opinion or opinions, dated the First Closing Date and the Second Closing Date, respectively, of Cahill Gordon & Reindel, counsel for the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus, the Indenture and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            (d) The Underwriters shall have received from Arthur Andersen & Co. a letter or letters dated, respectively, the date hereof, the First Closing Date and the Second Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                  (i) they are independent accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder;

                 (ii) in their opinion the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;

                (iii) on the basis of a reading of the latest available interim unaudited consolidated financial statements of the Company made available by the Company, carrying out certain specified procedures

            (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the shareholders, the board of directors and committees thereof of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

                        (A) the interim unaudited consolidated financial statements of the Company included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus;

                        (B) at a specific date not more than five business days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company or any decreases in net current assets or stockholders' equity of the Company, in each case compared with amounts shown on the September 30, 1993 balance sheet, or for the period from October 1, 1993 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in sales, net revenues, operating income, net income before taxes and extraordinary items or total or per share amounts of net income of the Company, except in all instances for changes, decreases or increases as is set forth in such letter; and

                (iv) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information designated by the Underwriters that are derived from the general accounting records of the Company and are included in the Registration

            Statement and the Prospectus and in Exhibit 12 to the Registration Statement, and have compared such amounts, percentages and financial information with such records of the Company and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

            In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Underwriters deem such explanation unnecessary.

            References to the Registration Statement and the Prospectus in this paragraph (d) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

            (e) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any changes, decreases or increases specified in paragraph (d) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto).

            (f) The Company shall have furnished to the Underwriters a certificate or certificates of the Company, signed by the Chairman of the Board, the President or the Executive Vice President and the principal financial or accounting officer of the Company, dated the First Closing Date and the Second Closing Date, respectively, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                 (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the First Closing Date or the Second Closing Date, as the case may be, with the same effect as if made on the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date or the Second Closing Date, as the case may be;

                (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or, to the best of the Company's knowledge, threatened or contemplated; and

               (iii) since the date of the most recent financial statements included in the Registration Statement or the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business, properties, prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus (exclusive of any supplement thereto).

            (g) After the execution and delivery of this Agreement, there shall not have been any downgrading in the ratings of the Company's debt securities by any "nationally recognized statistical rating agency" (as defined in Rule 436(g) under the Act) or any notice given thereby of, or any other action thereby threatening, any intended or potential downgrading in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change or any action thereby placing the Company under special surveillance.

            (h) On or before the First Closing Date, the Underwriters and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

            (i) On the First Closing Date, the Company shall cause to be delivered notices of prepayment to each registered holder of Private Debt (as defined in the Prospectus) pursuant to the respective instrument governing each issuance of such Private Debt, and funds estimated by the Company to be sufficient to prepay the Private Debt, including prepayment premiums and accrued interest, shall have been deposited with an escrow agent in an escrow account specifically designated to prepay such Private Debt.

            If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or any time prior to, the First Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone, facsimile transmission or telegraph confirmed in writing. The Company shall furnish to the Underwriters such conformed copies of such opinions, certificates, letters and documents in such quantities as the Underwriters and counsel for the Underwriters shall reasonably request.

            8.    Indemnification and Contribution.

            (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act
(each, an "Indemnified Party") against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, such director, officer, employee or agent, or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement originally filed with respect to the Securities or any amendment thereto or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the omission or alleged omission to state in such registration statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each such Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein; provided, further, that the Company will not be liable to any Indemnified Party with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act and the untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact, that is found to be or is alleged to be the basis of liability in such Preliminary Prospectus was corrected in the Prospectus as amended or supplemented and if such Underwriter would not have been liable had a copy of such Prospectus been so sent or given, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5(f) of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Indemnified Party is a party to such claim, action, suit or proceeding), without the prior written consent of such Underwriter, unless such settlement, compromise or consent includes an unconditional release of all such Indemnified Parties from all liability arising from such claim, action, suit or proceeding.

            (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

            (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party (which consent shall not, in light of such action and the defenses available to the indemnified party, be unreasonably withheld), unless such indemnified party waived its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent. An indemnifying party may require an indemnified party to provide an undertaking to reimburse the indemnifying party for all fees and expenses incurred by such indemnified party and reimbursed by the indemnifying party to the extent that it is finally judicially determined that such indemnified party is not entitled to indemnification under Section 8(a) or 8(b), as the case may be.

            (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discount but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this paragraph shall be deemed to include, subject to the limitations set forth herein, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Each of the Company and the Underwriters agrees that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several and not joint, and contributions among Underwriters shall be governed by the Citicorp Securities, Inc. Master Agreement Among Underwriters. For purposes of this paragraph (d), each person, if any, who is an officer, director or employee of, or who controls, any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of each of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as such Registrant.

            9. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its respective officers and the Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors or any Indemnified Party, and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

            10. Termination. (a) This Agreement may be terminated in the sole discretion of the Underwriters by notice to the Company given prior to delivery and payment for the Securities if at or prior to the delivery and payment for the Securities:

                  (i) trading in securities on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market System shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market System;

                 (ii) a general banking moratorium shall have been declared by New York or United States authorities; or

                (iii) there shall have been an outbreak or escalation of hostilities or any other calamity or crisis having an effect on the financial markets or the market for the Securities and other similar securities that, in the sole judgment of the Underwriters, makes it impracticable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

            (b) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Section 9 hereof.

            11. Information Supplied By Underwriters. The statements set forth in the last paragraph on the front cover page and under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by any Underwriters to the Company for the purposes of Sections 1(b) and 8 hereof. The Underwriters confirm that such statements (to such extent) are correct.

            12. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered
(a) to the Company at the office of the Company at:

            Geneva Steel Company
            10 South Geneva Road
            Vineyard, Utah  84058
            Attention:  Ken Johnsen
with a copy to:

            Kimball, Parr, Waddoups, Brown & Gee
            185 South State Street
            Suite 1300
            Salt Lake City, Utah  84111
            Attention:  Richard Brown
                        David Angerbauer

or (b) to the Underwriters at:

            Citicorp Securities, Inc.
            399 Park Avenue
            New York, New York  10043
            Attention:  High-Yield Finance Group

with a copy to:

            Citibank, N.A.
            399 Park Avenue
            New York, New York  10043
                    Attention:  Donald A. Bendernagel, Esq.
                                Vice President

Any notice given hereunder may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

            13. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Underwriters, the Company and its respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any Indemnified Party and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the directors and officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Underwriters shall be deemed a successor because of such purchase.

            14. APPLICABLE LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

            15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the several Underwriters and the Company in accordance with its terms.

                               Very truly yours,


                              GENEVA STEEL COMPANY


                              By:
                                 -------------------------------------------
                                 Name:
                                 Title:





Confirmed and accepted as of
the date first above written:

CITICORP SECURITIES, INC.
CITIBANK CANADA SECURITIES LIMITED
CITIBANK INTERNATIONAL PLC
SALOMON BROTHERS INC

By:  CITICORP SECURITIES, INC.


By:
     --------------------------------
     Name:
     Title:

                             Schedule I



                                                Aggregate Principal
                                                Amount of Securities
      Underwriter                               to be Purchased




                                               First         Second
                                            Closing Date  Closing Date


Citicorp Securities, Inc.                   $             $


Citibank Canada Securities Limited          $             $


Citibank International plc                  $             $


Salomon Brothers Inc                        $             $
                                             -----------   -----------

                  Total..............       $             $